MineCore Restores Corporate Status in State of Delaware

Friday March 7, 9:00 am ET

FORT LAUDERDALE, FL--(MARKET WIRE)--March 7, 2008 -- MineCore International, Inc. ("MineCore") (Other OTC:MCIO.PK - News) has restored its corporate status in good standing with the state of Delaware effective immediately.

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore is planning to bring its sapphire operations in Madagascar into production through a strip mining operation in 2009 upon successful financing to sustain operations and administration costs.

MineCore's assets include 15,000 square hectares of sapphire bearing property in Madagascar, 1,000 hectares of ammolite bearing property in Canada and 520 hectares of gold bearing property in Venezuela.

MineCore also has revenue-producing subsidiaries in the construction and professional services sectors.

MineCore is deemed to be a reporting Issuer and will be filing an 8K with the U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) regarding this press release as part of their regulatory reporting requirements. The 8K filing may be viewed through any EDGAR reporting agency. MineCore is currently preparing and completing its financial statements to bring its SEC filings current.

This Press Release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

Contact:

     For Further information on this news release or on the Company, please contact:

     Bill Schaefer

     Investor Relations

     Telephone: 1-954-604-0913

     Fax: 1-954-656-1128